Exhibit 99(d)

Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2002-2


Original Class A Principal                       400,000,000.00
Number of Class A Bonds (000's)                      400,000.00
Original Class B Principal                        58,275,000.00
Number of Class B Bonds (000's)                       58,275.00
Original Class C Principal                        41,050,000.00
Number of Class C Bonds (000's)                       41,050.00


Distribution Date

CLASS A
-------
Class A Principal Distributions                                            0.00
Class A Interest                                                   5,695,953.00


CLASS B
-------
Class B Principal Distributions                                            0.00
Class B Interest                                                     991,607.03


CLASS C
-------
Class C Principal Distributions                                            0.00
Class C Interest                                                     893,437.01